UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2008

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CHARMING SHOPPES, INC.
(Exact name of registrant as specified in its charter)
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PENNSYLVANIA	000-07258	23-1721355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
450 WINKS LANE, BENSALEM, PA (Address of principal executive offices)		19020 (Zip Code)

Registrant’s telephone number, including area code: (215) 245-9100

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(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2008 we issued a press release announcing the resignation of Dorrit J. Bern as President, Chief Executive Officer, and a Director of Charming Shoppes, Inc. (the “Company”) and that Alan Rosskamm, the Company’s Chairman of the Board, will serve as Interim Chief Executive Officer while a search is conducted for Ms. Bern’s successor.  A copy of that press release was filed as Exhibit 99.1 to the Company’s Form 8-K dated July 8, 2008 and filed on July 14, 2008.

On July 16, 2008 the Company’s Compensation Committee approved a monthly salary of $100,000 to be paid to Mr. Rosskamm for his services as Interim Chief Executive Officer until a permanent Chief Executive Officer succeeding Ms. Bern is appointed.  In addition, the Company’s Compensation Committee approved a grant of 41,152 stock appreciation rights to Mr. Rosskamm.  Each stock appreciation right represents the right to receive, at exercise, a number of shares of the Company’s Common Stock with a fair market value at the date of exercise equal to the appreciation in value of shares over the base amount.  The base amount is $4.60 per share, which is the fair market value of a share on July 16, 2008 (the grant date).

The stock appreciation rights granted to Mr. Rosskamm will vest and become exercisable in full on the earlier to occur of the following: (i) on the date that the first permanent Chief Executive Officer immediately succeeding Ms. Bern commences employment, (ii) upon a change of control, (iii) upon Mr. Rosskamm’s death, or (iv) upon termination of Mr. Rosskamm’s services as a Director of the Company due to disability.  The stock appreciation rights agreement will terminate and will no longer be exercisable at the earlier of (i) the seventh anniversary of the grant date, (ii) the expiration of a one-year period after Mr. Rosskamm ceases to be both a Director and employee of the Company by reason of voluntary termination; involuntary termination (other than for cause) or removal (other than for cause) if the stock appreciation rights granted to him will have already vested and become exercisable at the time of such cessation; or the date of such cessation if the stock appreciation rights granted to him have not already vested and become exercisable at the time of such cessation, or (iii) the expiration of a one-year period after Mr. Rosskamm ceases to be both a Director and employee of the Company by reason of death or disability.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARMING SHOPPES, INC.
(Registrant)

Date: July 18, 2008	/S/ ERIC M. SPECTER
Eric M. Specter
Executive Vice President
Chief Financial Officer

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